UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 3, 2007

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Exchange Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 3, 2007, the Audit Committee of the Board of Directors of ADDvantage Technologies Group, Inc. (the “Company”) concluded that the reported cash flows from certain operating and investing activities set forth in the Consolidated Statements of Cash Flows for the fiscal years ended September 30, 2005 and 2006, contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006, were inaccurate and should not be relied upon. The Company intends to amend its Form 10-K for the year ended September 30, 2006, to restate the Consolidated Statements of Cash Flows for the years ended September 30, 2006 and 2005.

For all periods amended there was no change in the Net Income, Beginning of period or End of period Cash, Consolidated Statements of  Income and Comprehensive Income, Consolidated Balance Sheets or Consolidated Statements of Changes in Stockholders’ Equity.  Accordingly, the Company’s historical revenues, net income, earnings per share and total assets remain unchanged.

The Audit Committee discussed the matters described in this report with representatives of the Company's current independent accounting firm Hogan & Slovacek and the Company's preceeding independent accounting firm for fiscal 2005 Tullius, Taylor, Sartain & Sartain.

The restatements for the periods described above were caused by errors in presenting the cash outflows related to the Company's August 19, 2005 acquisition of Jones Broadband  International in accordance with Statement of Financial Accounting Standard No. 95, Statement of Cash Flows.  This statement requires only the actual cash outflows associated with the purchase be presented as an Investing Activity  during the period reported.  Management recorded the acquisition correctly in the 2005 Consolidated Balance Sheet but incorrectly disclosed certain liabilities assumed with the purchase as well as purchase price payments made subsequent to fiscal 2005 as part of the 2005 Investment in Jones Broadband.  As such, the "Investment in Jones Broadband International," disclosed in the 2005 Consolidated Statements of Cash Flows, net of cash acquired of $100,322, totaling $3,510,935 was overstated by $626,321.  The assumed liabilities as well as purchase price payments made subsequent to fiscal 2005 should have been presented in the Net cash provided by operating activities section of the 2005 Consolidated Statement of Cash Flows.

During fiscal 2006, the Company paid  $500,471 of the Jones International acquisition price and during fiscal 2007, the Company made the final payments associated with the August 19, 2005 acquisition totaling $145,833. As a portion of the purchase price was paid in 2006, the 2006 Statement of Cash Flows will be restated to include these payments.

The key reporting lines of the original 2005 and 2006 Statements of Cash Flows, the impact of the adjustments and resulting restated 2005 and 2006 Statements of Cash Flows are summarized below:

ADDVANTAGE TECHNOLOGIES GROUP, INC.

SUMMARY OF ADJUSTMENTS TO 2005 & 2006 STATEMENTS OF CASH FLOWS

Fiscal Year Ended September 30
	Restated		Original	Restated		Original
	2006	Adjustments	2006	2005	Adjustments	2005

Cash Flows from Operating Activities
Net income	$4,842,718		$4,842,718	$5,814,392		$5,814,392

Net cash provided by operating activities	743,403	500,471	242,932	5,525,339	(626,321)	6,151,660

Cash Flows from Investing Activities
Net cash used in investing activities	(599,991)	(500,471)	99,520	(3,331,148)	626,321	(3,957,469)

Cash Flows from Financing Activities
Net cash (used in) or provided by financing activities	(493,733)	0	(493,733)	(3,061,211)	0	(3,061,211)

Net (decrease) increase in cash	(350,321)		(350,321)	(867,020)		(867,020)

Cash, beginning of period	449,219		449,219	1,316,239		1,316,239

Cash, end of period	$98,898		$98,898	$449,219		$449,219

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                           ADDVANTAGE TECHNOLOGIES GROUP, INC.

 Date: December 3, 2007                                                                                                 By: /s/ Daniel E. O'Keefe
                                                                                                                                                     Daniel E. O'Keefe
                                                              Chief Financial Officer